UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Reed’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2177773
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Merritt 7 PH, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-291443

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Explanatory Note

This Registration Statement on Form 8-A is being filed by Reed’s, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) in connection with the listing of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), on the NYSE American LLC (“NYSE American”). The listing is scheduled to occur at the opening of trading on or about November 21, 2025.

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Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock to be registered hereunder is contained in the section titled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-291443), initially filed with the SEC on November 12, 2025, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE American, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REED’S, INC.

Date: November 20, 2025	By:	/s/ Doug McCurdy
Doug McCurdy Chief Financial Officer

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